INNKEEPERS USA TRUST

2006 TRUSTEES’ SHARE INCENTIVE PLAN

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

(i)

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

5.04.	Shareholder Rights	8

ARTICLE VI	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES	9

ARTICLE VII	GENERAL PROVISIONS	10

7.01.	Unfunded Plan.	10
7.02.	Rules of Construction.	10

ARTICLE VIII	AMENDMENT	11

ARTICLE IX	DURATION OF PLAN	12

ARTICLE X	EFFECTIVE DATE OF PLAN	13

(ii)

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

ARTICLE I

DEFINITIONS

1.01.	Acquiring Person

Acquiring Person means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner of securities representing at least thirty percent (30%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

1.02.	Affiliate

Affiliate means any “subsidiary” or “parent” corporation (within the meaning of Section 424 of the Code) of the Company, including an entity that becomes an Affiliate after the adoption of this Plan.

1.03.	Associate

Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.04.	Award Date

Award Date means the date of the first Board meeting after each annual meeting of the Company’s shareholders on and after the Effective Date and on or before the expiration of the Plan under Article XI.

1.05.	Board

Board means the Board of Trustees of the Company.

1.06.	Change of Control

Change of Control means that (i) a Person is or becomes an Acquiring Person; (ii) a Person enters into an agreement that would result in that Person’s becoming an Acquiring Person; (iii) the Company enters into any agreement with a Person that involves the transfer of at least fifty percent (50%) of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iv) the Company enters into any agreement to merge or consolidate the Company or to effect a statutory share exchange with another Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange; or (v) the Continuing Trustees cease for any reason to constitute a majority of the Board.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

1.07.	Code

Code means the Internal Revenue Code of 1986, as amended.

1.08.	Committee

Committee means the committee appointed by the Board to administer the Plan.

1.09.	Company

Company means Innkeepers USA Trust.

1.10.	Continuing Trustee

Continuing Trustee means any member of the Board, while a member of the Board and (i) who was a member of the Board prior to March 1, 1997 or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Trustees.

1.11.	Control Affiliate

Control Affiliate, with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990.

1.12.	Control Change Date

Control Change Date means the date on which a Change of Control occurs. If a Change of Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.13.	Disability

Disability means a complete physical or mental inability, confirmed by an independent licensed physician, to perform substantially all of the services required of a member of the Board.

1.14.	Effective Date

Effective Date means the date that the Plan is approved by the shareholders of the Company in accordance with Article X.

1.15.	Eligible Trustee

Eligible Trustee means a member of the Board who is not an employee or officer of the Company or an Affiliate.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

1.16.	Fair Market Value

Fair Market Value means, on any given date, the closing price of a Share as reported on the New York Stock Exchange composite tape on such date, or if the Shares were not traded on the New York Stock Exchange on such day, then on the next preceding day that the Shares were traded on such exchange, all as reported by such source as the Committee may select.

1.17.	Participant

Participant means an Eligible Trustee on the applicable Award Date. For purposes of Section 5.01 of this Plan, Participant also means an Eligible Trustee who is granted a Share award upon his or her first election or appointment to the Board.

1.18.	Person

Person means any human being, firm, corporation, partnership, or other entity. Person also includes any human being, firm, corporation, partnership, or other entity as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, as amended as of January 1, 1990. For purposes of this Plan, the term Person does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or by any Related Entity, and any person or entity organized, appointed, or established by the Company or by any subsidiary for or pursuant to the terms of any such employee-benefit plan, unless the Committee determines that such an employee-benefit plan or such person or entity is a Person.

1.19.	Plan

Plan means the Innkeepers USA Trust 2006 Trustees’ Share Incentive Plan.

1.20.	Related Entity

Related Entity means any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

1.21.	Shares

Shares means the common shares of the Company.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

ARTICLE II

PURPOSES

The Plan is intended to (i) assist the Company in recruiting and retaining trustees and (ii) promote a greater identity of interest between Participants and shareholders by enabling Participants to participate in the Company’s future success.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to award Shares upon such terms (not inconsistent with the provisions of the Plan) as the Committee may consider appropriate. In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Plan. All expenses of administering the Plan shall be borne by the Company.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

ARTICLE IV

SHARES SUBJECT TO PLAN

4.01.	Issuance of Shares

Upon the award of Shares in accordance with Article V, the Company may issue shares from its authorized but unissued Shares.

4.02.	Aggregate Limit

The maximum aggregate number of Shares that may be issued under this Plan is 200,000 Shares. The maximum aggregate number of Shares that may be issued under this Plan and the number of Shares to be awarded to each Eligible Trustee under Article V shall be subject to adjustment as provided in Section 4.04. If on any Award Date or the date that Shares are to be issued under Section 5.01 the number of Shares that remain available for issuance under the Plan are insufficient to make all of the awards to be made on that date, then (i) awards first shall be made under Section 5.01, (ii) the number of shares awarded under Section 5.01 or 5.02, as applicable, shall be made pro rata among the Eligible Trustees entitled to receive awards on that date and (iii) no additional Shares shall be awarded thereafter.

4.03.	Reallocation of Shares

If a Share award is forfeited, in whole or in part, the number of Shares that are forfeited may be reallocated to other Share awards to be granted under this Plan.

4.04.	Adjustment Upon Change in Common Shares

The maximum number of Shares that may be awarded under this Plan and the number of Shares to be awarded to each Eligible Trustee under Article V shall be adjusted as the Board shall determine to be equitably required in the event that (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made by the Board under this Section 4.04 shall be final and conclusive.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the maximum number of Shares that may be issued under this Plan or the number of Shares to be awarded to Eligible Trustees under Article V.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

ARTICLE V

SHARE AWARDS

5.01.	Award Upon Initial Election or Appointment

Each Eligible Trustee who is first elected or appointed to the Board on or after the Effective Date and on or before the expiration of the Plan under Article IX shall be awarded Shares on the date that such person is first elected or appointed to the Board. The number of Shares awarded to such Eligible Trustee shall be the number of whole Shares having a Fair Market Value that as nearly as possible equals, but does not exceed $75,000, on the date such person is first elected or appointed to the Board.

Twenty percent (20%) of the Shares awarded under this Section 5.01 shall be immediately and fully vested and nonforfeitable. An additional twenty percent (20%) of the Shares awarded under this Section shall become vested and nonforfeitable on each of the first, second, third and fourth anniversaries of the date the Eligible Trustee was first elected or appointed to the Board if the Participant continues to serve as a member of the Board from that date until the applicable anniversary date. Notwithstanding the preceding sentence, all of the Shares shall be vested and nonforfeitable if the Participant continues to serve as a member of the Board from the date of his or her first election or appointment to the Board until (i) the date that the Participant’s service on the Board ends on account of the Participant’s death or Disability or (ii) a Control Change Date. In addition, if a Control Change Date occurs as a result of the circumstances described in clause (v) of Section 1.06, then the preceding sentence shall also apply, i.e., all of the Shares shall be vested and nonforfeitable, if the Participant was a Continuing Trustee who was a member of the Board on the day preceding the Control Change Date, whether or not he or she is a member of the Board on the Control Change Date.

Shares awarded under this Section 5.01 that have not become vested and nonforfeitable in accordance with the preceding paragraph shall be forfeited as of the date that the Participant ceases to be a member of the Board.

5.02.	Annual Share Awards

Each Eligible Trustee shall be awarded 3,000 Shares on the first Award Date. Each Eligible Trustee shall be awarded 1,500 Shares on each Award Date after the first Award Date. An Eligible Trustee who is first elected or appointed to the Board on an Award Date shall receive an award of Shares under this Section 5.02 on that Award Date.

Shares awarded under this Section 5.02 will be immediately vested and nonforfeitable.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

5.03.	Transferability

Shares that are or that have become vested and nonforfeitable under Section 5.01 or 5.02 may be transferred subject to compliance with any restrictions imposed by federal and state securities and other laws. Shares awarded under Section 5.01 may not be transferred before they become vested and nonforfeitable under Section 5.01.

5.04.	Shareholder Rights

Upon the request of the Participant, the Company shall deliver to the Participant the certificate evidencing Shares awarded under this Article V that are or that have become vested and nonforfeitable. A Participant shall have all the rights of a shareholder with respect to Shares awarded under this Article V, including the right to vote the shares and to receive all dividends thereon. The preceding sentence shall apply to nonvested shares on and after the date that they are issued under Section 5.01 and prior to a forfeiture of the Shares.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

ARTICLE VI

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Shares shall be issued and no certificates for Shares shall be delivered under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Shares shall be issued and no certificate for Shares shall be delivered under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

ARTICLE VII

GENERAL PROVISIONS

7.01.	Unfunded Plan.

The Plan, insofar as it provides for awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Plan. Any liability of the Company to any person with respect to any award to be made under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

7.02.	Rules of Construction.

Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

ARTICLE VIII

AMENDMENT

The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no amendment may become effective until shareholder approval is obtained if shareholder approval of the amendment is required under the rules of the New York Stock Exchange. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any outstanding awards of Shares granted under this Plan outstanding at the time such amendment is made.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

ARTICLE IX

DURATION OF PLAN

No Shares may be awarded under the Plan after the Award Date in 2015. Awards of Shares made during the term of the Plan shall remain in effect in accordance with its terms notwithstanding the expiration of the Plan.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

ARTICLE X

EFFECTIVE DATE OF PLAN

Shares may be issued under the Plan on and after the Effective Date. The Plan shall be effective on the date that the Plan is approved (at a duly held shareholders’ meeting at which a quorum is present) by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy.